EXHIBIT 10.24.1

                       FIRST AMENDMENT TO LOAN AGREEMENT
                       ---------------------------------


     THIS FIRST AMENDMENT is entered into as of September 1, 1996 by and between THE FINISH LINE, INC. (the "Borrower") and NBD BANK, N.A. (the "Bank")

                                  WITNESSETH:

1. Standby Fee" originally set forth in the Agreement are replaced in their entirety as follows:

     "Applicable Commitment Fee" means the per annum percentage of the unused portion of the Commitment to be paid to the Bank pursuant to Section 2.7 hereof,
determined by reference to the   WHEREAS, the Borrower and the Bank have entered
into a certain Loan Agreement dated July 20, 1995 (the "Agreement"); and

     WHEREAS, the Borrower and the Bank desire to confirm certain modifications to the Agreement;

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

The definition of the terms "Applicable Commitment Fee", "Applicable Margin" and "Applicable Borrower's Fixed Charge Coverage Ratio, in accordance with the following table:

     FIXED CHARGE COVERAGE RATIO                  APPLICABLE COMMITMENT FEE
          Greater than 2.5                                 0.100%
            2.25 to 2.5                                    0.125%
            2.0 to 2.24                                    0.150%
           1.75 to 1.99                                    0.200%
            1.5 to 1.74                                    0.250%

     The Applicable Commitment Fee will accrue and be payable with respect to any fiscal quarter on the basis of the Applicable Commitment Fee determined as of the end of the immediately preceding quarter, as derived from the Fixed Charge Coverage Ratio determined from financial statements of the Borrower delivered by the Bank pursuant to Section 5.4. The Applicable Commitment Fee shall be adjusted if appropriate, quarterly, within ten (10) days following the delivery of the financial statements of the Borrower for a fiscal quarter furnished to the Bank pursuant to the requirements of Section 5.4 which indicates the Borrower's Fixed Charge Coverage Ratio has changed as of the end of any fiscal quarter. In the event the Borrower fails to provide the quarterly financial statements pursuant to the requirements of Section 5.4, the Fixed Charge Coverage Ratio will be presumed to be the lowest ratio set forth in the above table.

     "Applicable Margin" means that per annum percentage to be added to each of the LIBOR Rate or Federal Funds Rate at which interest will accrue on the Advances, determined by reference to the Borrower's Fixed Charge Coverage Ratio, as calculated from the Borrower's quarterly financial statements, all in accordance with the following table:

 FIXED CHARGE COVERAGE RATIO      LIBOR MARGIN         FEDERAL FUNDS MARGIN
      Greater than 2.5                0.375%                 0.500%
        2.25 to 2.5                   0.500%                 0.625%
        2.0 to 2.24                   0.750%                 0.875%
       1.75 to 1.99                   1.000%                 1.125%
        1.5 to 1.74                   1.250%                 1.375%

     The Applicable Margin shall be adjusted if appropriate, quarterly, within ten (10) days following the delivery of the financial statements of the Borrower for a fiscal quarter furnished to the Bank pursuant to the requirements of
Section 5.4 which indicates the Borrower's Fixed Charge Coverage Ratio has changed as of the end of any fiscal quarter. Interest will accrue and be payable in any fiscal quarter on the basis of the Applicable Margin in effect at the end of the preceding fiscal quarter unless prior to the commencement of such fiscal quarter the Borrower has delivered its financial statements for a preceding fiscal quarter which reflect a change in the calculated Fixed Charge Coverage Ratio as of the end of a preceding quarter. In the event the Borrower fails to provide the quarterly financial statements pursuant to the requirements of
Section 5.4, the Fixed Charge Coverage Ratio will be presumed to be the lowest ratio set forth in the above table.

          "Applicable Standby Fee" means the per annum percentage of the amount of any standby letter of credit issued by Bank for the account of Borrower under the Commitment to be paid to the Bank pursuant to Section 2.1 (G) hereof, determined by reference to the Borrower's Fixed Charge Coverage Ratio, in accordance with the following table:

     FIXED CHARGE COVERAGE RATIO                  APPLICABLE STANDBY FEE
          Greater than 2.5                                0.375
            2.25 to 2.5                                   0.50%
            2.0 to 2.24                                   0.75%
           1.75 to 1.99                                   1.00%
            1.5 to 1.74                                   1.25%

     The standby letter of credit commission will be determined and payable with respect to any standby letter of credit issued at any time on the basis of the Fixed Charge Coverage Ratio determined as of the end of the most recently ended fiscal quarter (the "Determination Quarter"). The Applicable Standby Fee shall be adjusted if appropriate, quarterly, within ten (10) days following the delivery of the financial statements of the Borrower for a fiscal quarter furnished to the Bank pursuant to the requirements of Section 5.4 which indicates the Borrower's Fixed Charge Coverage Ratio has changed as of the end of any fiscal quarter. In the event the Borrower fails to provide the quarterly financial statements pursuant to the requirements of Section 5.4, the Fixed Charge Coverage Ratio will be presumed to be the lowest ratio set forth in the above table.

2.   A new definition is added to the Agreement as follows:

     "Base Minimum Rental Expense" means the base rental expense that Borrower incurs with respect to operating leases for store locations operated by it, but excluding any part of such expense that Borrower would not be obligated to pay if it was not actually operating at such location ( i.e. percentage rent based on sales).

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3. The original definition of the term "Fixed Charge Coverage Ratio" is replaced as follows

     "Fixed Charge Coverage Ratio" means the ratio of earnings before taxes, interest expense and Base Minimum Rental Expense to interest expense plus Base Minimum Rental Expense, as calculated on a rolling four quarter basis as measured as of the end of the quarter most recently ended on the date of determination.

4. The parties agree that the Applicable Margin as of the date of this First Amendment is based on the Borrower's financial statements for the fiscal quarter ending May 31, 1996, and is based on a Fixed Charge Coverage Ratio of 2.13 as of the quarter ending May 31, 1996. The next calculation of the Applicable Margin will be made upon receipt of the Borrower's financial statements for the quarter ending August 31, 1996.

5. The definitions "CD Advance", "CD Base Rate", "CD Loan", "CD Rate", and "CD Reserve Percentage" are deleted from the Agreement. The option to procure Advances with pricing indexed to a CD Base Rate is eliminated from the Agreement. All future Advances under the Agreement shall either be Prime Rate Advances, Federal Funds Rate Advances or LIBOR Advances".

6. The parties confirm that the amount of the activated Commitment of the Bank under Section 2.1 (A) of the Agreement has been increased from $25,000,000 to $30,000,000. Borrower shall execute and deliver an Amended and Restated Promissory Note in the amount of the increased Commitment in the form of Exhibit A attached hereto, which shall then become the "Note" under the Agreement.

7.   The maturity date of September 1, 1997 originally set forth in Sections 2.1
(A) and (F) is hereby extended from September 1, 1997 to September 1, 1999.

8. The financial covenant contained in Section 5.3 (A) of the Agreement is replaced as follows:

     (A)  Tangible Net Worth.   The Borrower, on a consolidated basis, will at
          -------------------
all times until February 28, 1997, maintain a Tangible Net Worth of not less than $69,300,000, which minimum amount (1) will increase as of February 28, 1997 and as of the end of each fiscal year thereafter by an amount equal to the sum of 50% of net income for such fiscal year, rounded upward to the nearest $100,000 (with no downward adjustment for net losses in any year) and (2) will increase by an amount equivalent to 80% of net proceeds received by the Borrower from equity offerings, rounded upward to the nearest $100,000 and effective as of the date of receipt of such proceeds.

9. The termination date set forth in Section 8.12 of the Agreement is changed to September 1, 1999.

10. Borrower hereby represents and warrants to Bank that there does not presently exist any default under the Agreement or any event which with the notice or lapse of time or both would constitute a default under the Agreement and that each of the representations and warranties set forth in the Agreement remain true and correct as of the date hereof, except to the extent said representations and warranties specifically apply to those items explicitly modified by or otherwise disclosed in this Modification, and each of said representations and warranties is hereby incorporated herein by reference and modified as necessary to apply to and cover the undertakings of the Borrower evidenced or contemplated by this Modification.

11. All other terms, conditions, provisions, representations and warranties set forth in the Agreement not specifically relating to those items explicitly modified by or otherwise disclosed in this Modification shall remain unchanged and shall continue in full force and effect. This Modification shall, whenever possible, be construed in a manner consistent with the Agreement; provided, however, in the event of any irreconcilable inconsistency between the terms of this Modification and the terms of the Agreement, the terms of this Modification shall control.

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12.  No provision hereof shall constitute a waiver of any of the terms or conditions of the Agreement other than those terms or otherwise disclosed in this Modification. Borrower hereby represents, warrants, covenants, and agrees that there exists no offsets, counterclaims or defenses to payment or performance of the obligations set forth in the Agreement.

     IN WITNESS WHEREOF, Borrower and Bank have executed this First Amendment by their duly authorized representatives effective as of September 1, 1996.


                              THE FINISH LINE, INC.


                         By:  _______________________________

                              _______________________________
                              Printed Name   -     Title


                              NBD BANK, N.A.


                         By:  ______________________________

                              ______________________________
                              Printed Name    -     Title